Exhibit 99.1

FOR IMMEDIATE RELEASE

MICROTUNE ANNOUNCES SETTLEMENT AGREEMENT WITH RAMIUS LLC

Company Will Nominate Drew Peck, Robert Rast and Raghu Rau to Serve on

Microtune Board of Directors

PLANO, Texas – March 24, 2010 – Microtune(®), Inc. (NASDAQ: TUNE) today announced that it has reached an agreement with Ramius LLC and its affiliates (“Ramius”) relating to the Company’s 2010 Annual Meeting of Stockholders, which will take place no later than May 20, 2010.

Under the settlement agreement, Microtune and Ramius have agreed upon a slate of nominees, including Drew Peck, a semiconductor analyst and consultant; Robert Rast, a Principal at Tsar Digital; and Raghu Rau, formerly a senior vice president at Motorola and currently a strategic advisor for high-technology companies, to stand for election as new independent directors on the Microtune Board at the Company’s 2010 Annual Meeting. Two current Microtune directors, Walter S. Ciciora and William P. Tai, who have served as directors of the Company since 1996 and 1998, respectively, will not stand for reelection. In addition, as previously announced, Michael T. Schueppert will not stand for reelection.

Ramius has agreed to vote its shares in favor of each of the Board’s nominees at the 2010 Annual Meeting, has withdrawn its previously submitted director nominations, has agreed not to submit any further nominations at the 2010 Annual Meeting, and has agreed to certain, limited standstill restrictions. Microtune agreed that it will not expand its Board beyond its current size of nine directors. The Company has also agreed to allow Messrs. Peck, Rast and Rau to participate as observers to the Board at all meetings of the Board prior to their election as directors.

“We welcome open dialogue with our stockholders, and we are pleased to have reached this agreement with Ramius, which we believe serves the best interests of all Microtune stockholders,” said James A. Fontaine, President and Chief Executive Officer of Microtune. “We are delighted to nominate and support Drew Peck, Robert Rast and Raghu Rau for election to Microtune’s Board. We are confident that their wealth of industry experience and business acumen will be an asset to Microtune, and we look forward to working productively with the new members of the Board with a shared commitment to enhancing stockholder value.”

Mr. Fontaine added, “On behalf of Microtune’s Board, I would like to thank Walter Ciciora, William Tai and Michael Schueppert for their dedicated service to the Company. We are grateful for their significant contributions over the years.”

On behalf of Ramius, Mark R. Mitchell said, “We are pleased to have worked constructively with Microtune with the shared goal of enhancing value for all stockholders. We are confident that the addition of these three new directors will bring a fresh perspective to the Board and serve the best interests of Microtune and its stockholders.”

Microtune will file the complete settlement agreement as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

BACKGROUND INFORMATION ON PROPOSED BOARD NOMINEES FOR THE MICROTUNE BOARD OF DIRECTORS:

DREW PECK

Drew Peck (age 53) is a prominent semiconductor analyst and consultant and recognized authority on semiconductor industry trends, particularly in the electronics, digital entertainment and new media industries. He is a current co-founder of Steel Horse Advisors, founded in 2007, a firm that provides strategic consulting and advises on mergers/acquisitions and capital raising. Mr. Peck is a 25-year veteran of Wall Street with more than 20 years as an equity research analyst. Previously, Mr. Peck was a partner with Crimson Investment, a leading venture capital and private equity firm, where he focused on Asian technology investments. Prior to Crimson, Mr. Peck was with Cowen & Company, leading its Electronics Research Team. At Cowen, Mr. Peck conducted, managed and directed research coverage of more than 100 semiconductor companies. Prior to Cowen, he was with DLJ, as a senior semiconductor research analyst and with Gartner Securities, as a semiconductor industry analyst. Before entering into the financial services industry, Mr. Peck was a member of MIT’s Lincoln Laboratory’s research staff, where he published numerous papers in the fields of quantum electronics and submillimeter physics. As an analyst, Mr. Peck was named as an Institutional Investor All-Star for 11 years, and was the winner of Wall Street Journal’s “Best on the Street” poll multiple times, and was widely quoted in the media. Mr. Peck graduated from Brandeis University with a BA in Physics and received a MS in Management and a MSEE from the Massachusetts Institute of Technology.

ROBERT M. RAST

Robert Rast (age 68), a recognized industry expert on the technical development and business strategy for digital television, is currently a principal at Tsar Digital. He recently served as Chairman of the Board of the Advanced Television Systems Committee, where he both revitalized the ATSC standard and led the development of the ATSC strategic plan (2006). As senior executive, Mr. Rast led the DTV technical and business initiatives at multiple companies, including Micronas, LINX Electronics, DemoGraFX, Dolby Laboratories, and General Instrument. He has served on a number of industry and technical committees, including the Digital Cinema Advisory Committee, the EIA and NCTA, and he has presented numerous papers before the broadcast television, cable television, consumer electronics, motion picture and satellite industries. He has 13 patents, including those for TV receiver tuning systems and cable TV tuning. Mr. Rast has a BSEE from the University of Maryland with additional study for a MSEE at the University of Pennsylvania.

RAGHU RAU

Raghu Rau (age 60) is a strategic advisor specializing in global marketing and business strategy and venture capital and market development for high-technology companies. Mr. Rau currently serves on the Marketing Advisory Board of Cleversafe, Inc., a leader in dispersed data storage technologies and on the Strategic Advisory Board of IOCOM Integrated Communications, a provider of software and related services to companies, research labs, and government institutions. Mr. Rau served as Senior Vice President of the Mobile TV Solutions Business of Motorola, Inc. (“Motorola”), a leading provider of technologies, products and services in the communications industry, from May 2007 until January 2008, and as Senior Vice President of Strategy and Business Development, Networks & Enterprise of Motorola from March 2006 until May 2007. Mr. Rau served as Corporate Vice President, Chief Marketing Officer from 2001 until 2005. From October 1992 until 2001, Mr. Rau served in various positions within Motorola, including as Vice President of Strategic Business Planning and Vice President of Sales and Operations and held positions in Asia and Europe. Mr. Rau is a former Chairman of the QuEST Forum, a collaboration of service providers and suppliers dedicated to telecom supply chain quality and performance, and was a Director of the Center for Telecom management at the University of Southern California. Mr. Rau also serviced on the Motorola Partnership Board of France Telecom. Mr. Rau is the recipient of the 2007 Motorola CEO Top Leadership Award. Mr. Rau holds a Bachelor degree in Engineering from the University of Mysore, India and an MBA from the Indian Institute of Management in Ahmedabad.

ABOUT RAMIUS LLC

Ramius LLC is an investment advisor that manages assets in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Luxembourg, Tokyo, Hong Kong and Munich.

ABOUT MICROTUNE

Microtune, Inc. is a receiver solutions company that designs and markets advanced radio frequency (RF) and demodulator electronics for worldwide customers. Its products, targeted to the cable, digital television and automotive entertainment markets, are engineered to deliver high-performance and reliable video, voice and data signals across a diverse range of end products, from HDTVs, set-top boxes and cable modems to car radios. Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website: www.microtune.com or www.microtune.cn.

CAUTIONARY STATEMENT

This press release may contain forward-looking statements based on Microtune’s current expectations. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those described in the forward-looking statements. For a discussion of described factors that could impact Microtune’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to Microtune’s filings with the SEC. Microtune disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EDITOR’S NOTE:

Microtune is a registered trademark of Microtune, Inc. Copyright © 2010 Microtune, Inc. All rights reserved. All other trademarks are the property of their respective holders.

CONTACTS:

INVESTOR RELATIONS

Justin Chapman

Microtune, Inc.

972-673-1850

ir@microtune.com

RAMIUS LLC

Gavin Molinelli

212-201-4828

GMOLINELLI@RAMIUS.COM